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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the use in this Amendment No. 3 to the Registration Statement of Verizon Wireless of the East LP and Verizon Communications Inc. on Form S-4 of our report dated January 25, 2002 (relating to the financial statements of Verizon Wireless of the East LP) appearing in the Prospectus, which is part of this Registration Statement.

   We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/  Deloitte & Touche LLP

New York, New York
May 31, 2002